Exhibit 10.ak

Trustmark Corporation

Compensation Clawback Policy

Adopted October 24, 2023

Revised January 23, 2024

Purpose

The Board of Directors (the “Board”) of Trustmark Corporation (the “Corporation”) has adopted this Compensation Clawback Policy (the “Policy”), which provides for the recoupment of incentive-based compensation in the event of an accounting restatement. This Policy is intended to comply with Section 10D of the Securities Exchange Act of 1934 (the “Act”), the rules promulgated thereunder by the Securities and Exchange Commission (the “SEC”), and the listing standards of Nasdaq (collectively, the “Applicable Rules”), and will be interpreted consistently therewith.

Goals / Objectives of the Policy

The goals and objectives of this Policy are to comply with Section 10D of the Act, the rules promulgated thereunder by the SEC, and the listing standards of Nasdaq, and will be interpreted consistently therewith.

Scope of the Policy

The scope of this Policy relates in all respects to the Corporation’s financial reporting, which will be subject to oversight by the Corporation’s Disclosure Committee, and, ultimately, the Corporation’s Audit Committee.

Target Audience

The target audience of this Policy is all Executive Officers of the Corporation, as defined herein, and the Board.

Roles and Responsibilities

The Policy will be administered by the Board or, if so designated by the Board, the Human Resources Committee of the Board (the “Committee”), in which case references to the Board will be deemed to be references to the Committee. Any determination made by the Board under this Policy will be final and binding on all affected individuals. Each Executive Officer shall be required to execute the acknowledgment in the Appendix to this Policy as soon as practicable after the later of (i) the Effective Date and (ii) the date on which the employee is designated as an Executive Officer; provided, however, that failure to execute such acknowledgment shall have no impact on the enforceability of this Policy.

This Policy will be enforced, and appropriate proxy disclosures and exhibit filings will be made in accordance with, the Applicable Rules and any other applicable rules and regulations of the SEC and applicable Nasdaq listing standards.

The Board shall have authority to (i) exercise all of the powers granted to it under the Policy, (ii) construe, interpret, and implement this Policy, and (iii) make all determinations necessary or advisable in administering this Policy.

In addition, the Board may amend this Policy, from time to time in its discretion, and shall amend this Policy, as it deems necessary, including to reflect changes in applicable law. The Board may terminate this Policy at any time. Any such amendment (or provision thereof) or termination shall not be effective if such amendment or termination would (after taking into account any actions taken by the Corporation contemporaneously with such amendment or termination) cause the Corporation to violate the Applicable Rules.

In the event of any conflict or inconsistency between this Policy and any other policies, plans, or other materials of the Corporation (including any agreement between the Corporation and any Executive Officer subject to this Policy), this Policy will govern.

Relevant Regulatory Requirements and Guidance

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Section 10D of the Act,
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The rules promulgated thereunder by the SEC, and

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The listing standards of Nasdaq

This Policy will be deemed to incorporate any requirement of law, the SEC, exchange listing standard, rule or regulation applicable to the Corporation.

Policy Standards:

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Restatement Clawback

In the event the Corporation is required to prepare an Accounting Restatement (as defined below), any Executive Officer who received Excess Compensation (as defined below) during the three (3) completed fiscal years preceding the date the Corporation is required to prepare an Accounting Restatement (the “Look-Back Period”) shall be required to repay or forfeit such Excess Compensation reasonably promptly. For purposes of this Policy, the date the Corporation is required to prepare an Accounting Restatement is deemed to be the earlier of the date (i) the Board concludes, or reasonably should have concluded, that the Corporation is required to prepare an Accounting Restatement, or (ii) a court, regulator, or other legally authorized body directs the Corporation to prepare an Accounting Restatement.

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Method of Repayment, Conditions for Non-Recovery

The Board shall have discretion to determine the appropriate means of recovery of Excess Compensation, which may include, without limitation, direct payment in a lump sum from the Executive Officer, recovery over time, cancellation of outstanding awards, the reduction of future pay and/or awards, and/or any other method, which the Board determines is advisable to achieve reasonably prompt recovery of Excess Compensation. At the direction of the Board, the Corporation shall take all actions reasonable and appropriate to recover Excess Compensation from any applicable Executive Officer, and such Executive Officer shall be required to reimburse the Corporation for any and all expenses reasonably incurred (including legal fees) by the Corporation in recovering such Excess Compensation in accordance with this Policy.

The Committee, or in the absence of the Committee, a majority of the independent directors on the Board, may determine that repayment of Excess Compensation (or a portion thereof) is not required only where it determines that recovery would be impracticable and one of the following circumstances exists: (i) the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered, provided the Corporation has (A) made a reasonable attempt to recover such Excess Compensation, (B) documented such reasonable attempt, and (C) provided such documentation to Nasdaq; or (ii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Corporation, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and the regulations thereunder.

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No Fault Application, No Indemnification

Recovery of Excess Compensation under this Policy is on a “no fault” basis, meaning that it will occur regardless of whether the Executive Officer engaged in misconduct or was otherwise directly or indirectly responsible, in whole or in part, for the Accounting Restatement. No Executive Officer may be indemnified by the Corporation, or any of its affiliates, from losses arising from the application of this Policy.

Reporting

Financial reporting pursuant to this Policy will be monitored and approved quarterly by the Corporation’s Disclosure Committee, which will be subject to oversight by the Corporation’s Audit Committee.

Policy Oversight and Review

The Corporate Secretary and Assistant Secretary are responsible for general oversight, maintenance, and implementation of this policy. Any revisions will be dictated by changes required by the SEC. If such changes occur, the Corporate Secretary and Assistant Secretary of the Corporation will recommend revision to the Committee. In the event an accounting restatement is required and a clawback becomes necessary, it will be implemented by the Committee.

Effective Date

This Policy is effective on October 24, 2023, (the “Effective Date”) and is applicable to all Incentive-Based Compensation (as defined below) received by Executive Officers (as defined below) after the Effective Date.

Appendices

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Definitions

For purposes of this Policy, the following definitions will apply:

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“Accounting Restatement” means an accounting restatement due to the material noncompliance of the Corporation with any financial reporting requirement under securities laws, including (i) any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (a “Big R” restatement), or (ii) that corrects an error that is not material to previously issued financial statements but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “little r” restatement).

o
Changes to financial statements that do not constitute an Accounting Restatement include retroactive: (i) application of a change from one generally accepted accounting principle to another generally accepted accounting principle; (ii) revisions to reportable segment information due to a change in internal organization; (iii) reclassification due to a discontinued operation; (iv) application of a change in reporting entity, such as from a reorganization of entities under common control; and (v) revisions for stock splits, reverse stock splits, stock dividends, or other changes in capital structure.

o
“Excess Compensation” means any amount of Incentive-Based Compensation received by an Executive Officer after commencement of service as an Executive Officer that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the Accounting Restatement, computed without regard to any taxes paid. For Incentive Compensation based on stock price or total shareholder return, where the amount to be recovered is not subject to mathematical recalculation directly from information in the Accounting Restatement, the amount to be recovered shall be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return, as applicable, and the Corporation shall retain documentation of the determination of such estimate and provide such documentation to Nasdaq if so required by the Applicable Rules. Incentive-Based Compensation is deemed received during the fiscal year during which the applicable financial reporting measure, stock price and/or total shareholder return measure, upon which the payment is based, is achieved, even if the grant or payment occurs after the end of such period.

o
“Executive Officer” means an individual who is, or was during the Look-Back Period, an executive officer of the Corporation within the meaning of Rule 10D-1(d) under the Act, which, for avoidance of doubt, shall be the group of officers that the Corporation designates as Section 16 officers from time to time for Section 16 purposes under Rule 16a-1(f) of the Act.

o
“Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part on stock price, total shareholder return, and/or the attainment of (i) any financial reporting measure(s) that are determined and presented in accordance with the accounting principles used in preparing the Corporation’s financial statements and/or (ii) any other measures that are derived in whole or in part from such measures.

Compensation that does not constitute “Incentive-Based Compensation” includes equity incentive awards that vest exclusively upon completion of a specified employment period (except to the extent such awards were granted based on the attainment of measures described in the previous paragraph), without any performance condition, and bonus awards that are discretionary or based on subjective goals or goals unrelated to financial reporting measures.

Trustmark Corporation

Compensation Clawback Policy

ACKNOWLEDGMENT

The undersigned acknowledges and agrees that the undersigned (i) is, and will be, subject to the Compensation Clawback Policy to which this acknowledgment is appended, and (ii) will abide by the terms of Compensation Clawback Policy, including by returning Excess Compensation (as defined in the Compensation Clawback Policy) pursuant to whatever method the Board determines is advisable to achieve reasonably prompt recovery of such Excess Compensation, as prescribed under the Policy. The undersigned further acknowledges and agrees that the Policy supersedes any prior agreements or undertakings governing the undersigned’s obligation to return incentive-based compensation to the Corporation in the event of a Restatement.

Print Name:__________________________________ Signature:___________________________________ Dated:______________________________________